UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2005

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On December 15, 2004, management of Prudential Financial, Inc. (the “Company”) committed to sell or exit its Dryden Wealth Management business. This business encompasses the Company’s private client wealth management business in Europe and Asia. For the year ended December 31, 2004, the Dryden Wealth Management business had revenues of approximately $125 million and a loss from continuing operations before income taxes, extraordinary gain on acquisition and cumulative effect of accounting change of approximately $80 million (inclusive of the impairment charge of approximately $53 million referred to below). At December 31, 2004, the Dryden Wealth Management business had total assets of approximately $635 million. The Company has retained an investment banking firm to assist it in identifying and evaluating potential courses of action to carry out management’s decision. General notification of this decision to affected employees occurred on February 4, 2004.

As a result of this decision, the Dryden Wealth Management business, which historically has been included in the Company’s International Investments segment, is being included in Corporate and Other operations as a divested business commencing with the fourth quarter of 2004, with prior period results being adjusted to reflect such reclassification. Divested businesses reflected in Corporate and Other operations consist of businesses that have been or will be sold or exited that do not qualify for “discontinued operations” accounting treatment under generally accepted accounting principles. The results of divested businesses are excluded from adjusted operating income, which differs from income from continuing operations calculated in accordance with generally accepted accounting principles but is the financial measure that the Company uses to analyze the operations of each segment in managing its financial services businesses.

In connection with the preparation of the Company’s consolidated financial statements for the quarter ended December 31, 2004, the Company has determined that such quarter’s results should reflect a charge of approximately $53 million for impairment of goodwill associated with the Dryden Wealth Management business. The Company also estimates that it will expend approximately $15 million in retention and incentive payments to Dryden Wealth Management employees during 2005 in connection with this decision. Because the Company has not committed to any specific course of action, the Company is not able currently to provide an estimate of other charges or future cash expenditures, if any, that might be required in connection with selling or exiting the Dryden Wealth Management business.

Item 2.06 Material Impairments

See Item 2.05 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2005

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Assistant Secretary